Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Gary H. Guyton Director of Planning and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

FIRST QUARTER 2019 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, May 9, 2019 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the first quarter of 2019. On August 14, 2018, the Company completed transactions in which entities controlled by Dallas businessman Jerry Jones and his children contributed their Bakken Shale properties to the Company in exchange for approximately 88.6 million shares of Comstock common stock (the "Jones Contribution") and the Company refinanced its long-term debt.  Results for the three months ended March 31, 2019 reflect the effect of the Jones Contribution, while results for the three months ended March 31, 2018 (the "Predecessor") reflect the historical results of Comstock for that period. The Company's consolidated financial results are being presented with a blackline division which delineates the lack of comparability between amounts presented for these periods.

Financial Results for the Three Months Ended March 31, 2019

In the first quarter of 2019, Comstock reported net income of $13.6 million or $0.13 per diluted share as compared to a net loss of $41.9 million or $2.78 per share for the Predecessor first quarter of 2018.  The first quarter 2019 results included an unrealized loss from derivative financial instruments held to manage oil and gas price risks of $13.0 million.  Excluding the unrealized loss, the net income for the first quarter of 2019 would have been $23.5 million or $0.22 per share.

Comstock produced 33.1 billion cubic feet of natural gas and 810,470 barrels of oil or 38.0 billion cubic feet of natural gas equivalent ("Bcfe") in the first quarter of 2019.  The Company's natural gas production averaged 368 million cubic feet ("MMcf") per day, an increase of 53% over natural gas production in the Predecessor first quarter of 2018 and 10% higher than the fourth quarter of 2018.  The growth in natural gas production was primarily attributable to the continuing successful results from Comstock's Haynesville shale drilling program.  Oil production in the first quarter of 2019, which averaged 9,005 barrels of oil per day, increased from the 2,110 barrels per day produced in the Predecessor first quarter of 2018 due to production from the Bakken Shale properties.  Oil production in the first quarter of 2018 was primarily attributable to the Company's Eagle Ford shale properties which were sold effective April 1, 2018.

Comstock's average realized natural gas price, including hedging gains, increased 2% to $2.87 per Mcf in the first quarter of 2019 as compared to $2.82 per Mcf realized in the Predecessor first quarter of 2018.  The Company's average realized oil price, including hedging gains, decreased by 33% to $45.78 per barrel in the first quarter of 2019 as compared to $68.71 per barrel in the Predecessor first quarter of 2018.  Oil and gas sales were $132.3 million (including realized hedging gains and losses) in the first quarter of 2019 as compared to the Predecessor 2018 first quarter sales of $74.0 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $96.9 million in the first quarter of 2019 increased by 81% over EBITDAX of $53.7 million for the Predecessor first quarter of 2018.  The Company's operating cash flow generated in the first quarter of 2019 (before working capital changes) of $70.8 million increased 98% over operating cash flow of $35.7 million in the Predecessor first quarter of 2018.

Drilling Results

Comstock reported the results to date of its 2019 Haynesville/Bossier shale drilling program.  During the first three months of 2019, Comstock spent $92.5 million on its development activities.  Comstock spent $82.6 million on drilling and completing Haynesville shale wells.  Comstock also spent $5.6 million drilling two (1.1 net) Eagle Ford shale oil wells and an additional $4.3 million primarily on leases and other development activity.  Comstock drilled 11 (8.4 net) horizontal Haynesville/Bossier shale wells during the first three months of 2019, which had an average lateral length of approximately 7,600 feet.  Comstock also completed 17 (5.2 net) wells that were drilled in 2018.  Two (1.6 net) of the wells drilled in the first three months of 2019 were also completed.  Comstock expects to connect 12 (7.8 net) Haynesville wells to sales in the second quarter.

Since the last operational update, Comstock reported on six new Haynesville shale wells.  The average initial production rate of these wells was 26 MMcf per day. The wells had completed lateral lengths ranging from 9,646 feet to 9,913 feet, with an average completed lateral length of 9,799 feet.  Each well was tested at initial production rates of 21 to 30 MMcf per day.  Comstock currently has eight (7.0 net) operated Haynesville shale wells that are in the process of being completed.

With lower drilling and completion contracted rates from its major service providers beginning in April, Comstock announced that it is reducing its 2019 drilling and completion budget to $318 million for its Haynesville/Bossier shale drilling program.  Activity planned for 2019 includes completing 19 (5.2 net) wells drilled in 2018 and drilling 52 (34.6 net) wells in 2019.  Comstock will also spend $27 million in 2019 on its oil properties.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on May 9, 2019, to discuss the first quarter of 2019 operational and financial results.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 9766835 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT May 9, 2019 and will continue until 1:00 p.m. May 16, 2019.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 9766835.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas engaged in oil and gas acquisitions, exploration and development, and its assets are primarily located in Texas, Louisiana and North Dakota.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

		Predecessor
	Three Months Ended March 31,
	2019	2018

Revenues:
Natural gas sales	$90,132	$59,543
Oil sales	36,749	13,050
Total oil and gas sales	126,881	72,593

Operating expenses:
Production taxes	5,939	1,840
Gathering and transportation	7,430	4,334
Lease operating	14,885	9,773
Depreciation, depletion and amortization	37,590	27,152
General and administrative	7,814	6,016
(Gain) loss on sale of oil and gas properties	(1)	28,600

Total operating expenses	73,657	77,715

Operating income (loss)	53,224	(5,122)

Other income (expenses):
Gain (loss) from derivative financial instruments	(7,657)	2,602
Other income	93	66
Interest expense	(27,851)	(38,850)

Total other income (expenses)	(35,415)	(36,182)

Income (loss) before income taxes	17,809	(41,304)
Provision for income taxes	(4,234)	(582)
Net income (loss)	$13,575	$(41,886)

Net income (loss) per share – basic and diluted	$0.13	$(2.78)

Weighted average shares outstanding – basic and diluted	105,457	15,084

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

		Predecessor
	Three Months Ended March 31,
	2019	2018

OPERATING CASH FLOW:

Net income (loss)	$13,575	$(41,886)
Reconciling items:
Deferred income taxes	4,352	572
Depreciation, depletion and amortization	37,590	27,152
Unrealized (gain) loss from derivative financial instruments	13,045	(1,198)
Amortization of debt discount and issuance costs	1,574	11,056
Interest paid in-kind	—	9,845
Stock-based compensation	648	1,601
(Gain) loss on sale of oil and gas properties	(1)	28,600
Operating cash flow	70,783	35,742
Decrease in accounts receivable	10,783	1,455
Decrease in other current assets	1,577	472
Decrease in accounts payable and accrued expenses	(8,428)	(16,113)
Net cash provided by operating activities	$74,715	$21,556

EBITDAX:

Net income (loss)	$13,575	$(41,886)
Interest expense	27,851	38,850
Income taxes	4,234	582
Depreciation, depletion and amortization	37,590	27,152
Unrealized (gain) loss from derivative financial instruments	13,045	(1,198)
Stock-based compensation	648	1,601
(Gain) loss on sale of oil and gas properties	(1)	28,600
Total EBITDAX	$96,942	$53,701

	As of March 31, 2019	As of December 31, 2018
Balance Sheet Data:

Cash and cash equivalents	$29,324	$23,193
Derivative financial instruments	2,356	15,401
Other current assets	102,443	120,833
Property and equipment, net	1,722,558	1,667,979
Other	365,207	360,434
Total assets	$2,221,888	$2,187,840

Current liabilities	$198,086	$206,853
Long-term debt	1,265,847	1,244,363
Deferred income taxes	166,152	161,917
Other non-current liabilities	2,766	—
Asset retirement obligation	5,243	5,136
Stockholders' equity	583,794	569,571
Total liabilities and stockholders' equity	$2,221,888	$2,187,840

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2019
	Haynesville/ Bossier	Cotton Valley	Bakken	Eagle Ford	Other	Total
Gas production (MMcf)	31,364	903	768	—	114	33,149
Oil production (Mbbls)	—	7	799	—	4	810
Total production (MMcfe)	31,364	947	5,562	—	139	38,012

Natural gas sales	$85,738	$2,571	$1,500	$—	$323	$90,132
Natural gas hedging settlements(1)	—	—	—	—	—	5,033
Total natural gas including hedging	85,738	2,571	1,500	—	323	95,165
Oil sales	4	363	36,147	—	235	36,749
Oil hedging settlements(1)	—	—	—	—	—	355
Total oil including hedging	4	363	36,147	—	235	37,104
Total oil and gas sales including hedging	$85,742	$2,934	$37,647	$—	$558	$132,269

Average gas price (per Mcf)	$2.73	$2.85	$1.95	$—	$2.83	$2.72
Average gas price including hedging (per Mcf)						$2.87
Average oil price (per barrel)	$49.47	$49.47	$45.24	$—	$58.34	$45.34
Average oil price including hedging (per barrel)						$45.78
Average price (per Mcfe)	$2.73	$3.10	$6.77	$—	$4.04	$3.34
Average price including hedging (per Mcfe)						$3.48

Production taxes	$1,732	$95	$4,073	$—	$39	$5,939
Gathering and transportation	$7,273	$63	$—	$—	$94	$7,430
Lease operating	$4,933	$3,235	$6,519	$—	$198	$14,885

Production taxes (per Mcfe)	$0.06	$0.10	$0.73	$—	$0.28	$0.16
Gathering and transportation (per Mcfe)	$0.23	$0.07	$—	$—	$0.67	$0.20
Lease operating (per Mcfe)	$0.15	$3.41	$1.17	$—	$1.43	$0.38

Oil and Gas Capital Expenditures:
Development leasehold(2)	$1,857	$—	$—	$—	$—	$1,857
Development drilling and completion	82,638	—	(953)	5,648	—	87,333
Other development	3,279	—	—	—	—	3,279
Total	$87,774	$—	$(953)	$5,648	$—	$92,469

(1)Included in gain (loss) from derivative financial instruments in operating results

(2)Net of acreage reimbursements

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	Predecessor
	For the Three Months ended March 31, 2018
	Haynesville/ Bossier	Cotton Valley	Bakken	Eagle Ford	Other	Total
Gas production (MMcf)	19,997	1,062	—	282	305	21,646
Oil production (Mbbls)	—	11	—	173	6	190
Total production (MMcfe)	19,997	1,126	—	1,323	340	22,786

Natural gas sales	$54,564	$2,913	$—	$1,191	$875	$59,543
Natural gas hedging settlements(1)	—	—	—	—	—	1,404
Total natural gas including hedging	54,564	2,913	—	1,191	875	60,947
Oil sales	—	646	—	12,021	383	13,050
Total oil and gas sales including hedging	$54,564	$3,559	$—	$13,212	$1,258	$73,997

Average gas price (per Mcf)	$2.73	$2.74	$—	$4.22	$2.86	$2.75
Average gas price including hedging (per Mcf)						$2.82
Average oil price (per barrel)	$—	$60.80	$—	$69.30	$65.64	$68.71
Average price (per Mcfe)	$2.73	$3.16	$—	$9.99	$3.69	$3.19
Average price including hedging (per Mcfe)						$3.25

Production taxes	$1,068	$60	$—	$630	$82	$1,840
Gathering and transportation	$3,706	$209	$—	$344	$75	$4,334
Lease operating	$2,895	$3,198	$—	$3,417	$263	$9,773

Production taxes (per Mcfe)	$0.05	$0.05	$—	$0.48	$0.24	$0.08
Gathering and transportation (per Mcfe)	$0.19	$0.19	$—	$0.26	$0.22	$0.19
Lease operating (per Mcfe)	$0.14	$2.84	$—	$2.58	$0.78	$0.43

Oil and Gas Capital Expenditures:
Development leasehold	$1,153	$—	$—	$—	$—	$1,153
Development drilling and completion	38,539	—	—	—	—	38,539
Other development	6,327	—	—	240	253	6,820
Total	$46,019	$—	$—	$240	$253	$46,512

(1)Included in gain (loss) from derivative financial instruments in operating results